May 31, 2007

Castle Brands Inc.
570 Lexington Avenue
New York, New York 10022

Dear Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (as amended or supplemented, the ‘‘Registration Statement’’), filed by Castle Brands Inc., a Delaware corporation (the ‘‘Company’’), with the Securities and Exchange Commission (the ‘‘Commission’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), relating to the registration of shares of Common Stock, par value $.01 per share (the ‘‘Shares’’), of the Company that may be sold from time to time by the selling stockholders referred to in the Registration Statement. We acted as counsel to the Company in connection with the preparation of the Registration Statement.

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have considered necessary or advisable for the purpose of this opinion. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and directors and by governmental authorities and such other documents and data as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Subject to the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the part of the Company, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the prospectus constituting a part thereof under the caption ‘‘Legal Matters.’’ In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,
PATTERSON BELKNAP WEBB & TYLER LLP
By:	/s/ John E. Schmeltzer, III
A Member of the Firm